Exhibit 16.2

McGladrey & Pullen, LLP 400 Locust Street, Suite 640 Des Moines, IA 50309
December 28, 2005

Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
We have read Front Range Capital Corporation’s statements included under Item 4.01 of its Form 8-K for December 23, 2005 and we agree with such statements concerning our Firm.

/s/ MCGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities